UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported: May 3, 2004)

Commission File Number 1-13739	Registrant; State of Incorporation; Address; and Telephone Number UNISOURCE ENERGY CORPORATION (An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000	IRS Employer Identification Number 86-0786732
1-5924	TUCSON ELECTRIC POWER COMPANY (An Arizona Corporation) One South Church Avenue, Suite 100 Tucson, AZ 85701 (520) 571-4000	86-0062700

Item 12. Disclosure of Results and Financial Condition

        On May 3, 2004, UniSource Energy Corporation (UniSource Energy) issued a press release announcing first quarter 2004 earnings for UniSource Energy and Tucson Electric Power Company (TEP). A copy of the press release is attached as Exhibit 99.

        The earnings release includes the presentation of TEP’s and Millennium Energy Holdings, Inc.‘s (Millennium) net income or loss on a per UniSource Energy share basis. UniSource Energy believes that the presentation of TEP and Millennium net income or loss on a per UniSource Energy share basis, non-GAAP financial measures, provide useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy’s reported earnings.

Item 7. Financial Statements and Exhibits

Exhibit 99 UniSource Energy Corporation Press Release, dated May 3, 2004.

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SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

UNISOURCE ENERGY CORPORATION —————————————————— (Registrant)
Date:May 3, 2004	/s/ Kevin P. Larson —————————————————— Vice President and Principal Financial Officer
TUCSON ELECTRIC POWER COMPANY —————————————————— (Registrant)
Date:May 3, 2004	/s/ Kevin P. Larson —————————————————— Vice President and Principal Financial Officer
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